Exhibit 99.1

Accuray Reports Strong Fiscal 2025 Second Quarter Financial Results & Raises Guidance

MADISON, Wis, February 5, 2025 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the second quarter ended December 31, 2024.

Key Fiscal Q2 Highlights:

•
Strong second quarter and first half results; raising fiscal year 2025 guidance
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Total net revenue was $116.2 million, an increase of 8 percent year-over-year
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Net income was $2.5 million compared to a net loss of $9.6 million in the prior year period
•
Adjusted EBITDA was $9.6 million compared to $2.0 million in the prior year period

“Our strong Q2 performance reflects outstanding execution of our strategies of advancing radiotherapy care, expanding patient access and improving margin performance of the business. We continue to see growing demand for our solutions from our increased commercial presence particularly in fast-growing emerging markets evidenced by the strong momentum in Tomo C System deliveries this quarter, as well as breakthrough wins of our new Helix system, following CE mark in the first fiscal quarter,” said Suzanne Winter, president and CEO of Accuray. “Our continued innovation in product and service offerings are helping close the gaps to cancer care and expand on the curative power of radiation therapy to improve as many lives as possible.”

Fiscal Second Quarter Results

Total net revenue in the second quarter of fiscal 2025 increased to $116.2 million, or an increase of 8 percent, from $107.2 million in the prior fiscal year second quarter. Product revenue in the second quarter of fiscal 2025 increased to $61.2 million, or an increase of 19 percent, from $51.5 million in the prior fiscal year second quarter. Service revenue in the second quarter of fiscal 2025 decreased to $55.0 million, or a decrease of 1 percent, from $55.7 million in the prior fiscal year second quarter.

Total gross profit in the second quarter of fiscal 2025 increased to $41.9 million, or 36.1 percent of total net revenue, compared to a total gross profit of $35.9 million, or 33.5 percent of total net revenue, in the prior fiscal year second quarter.

Operating expenses in the second quarter of fiscal 2025 decreased to $37.2 million, or a decrease of 7 percent, from $39.9 million in the prior fiscal year second quarter.

Net income in the second quarter of fiscal 2025 was $2.5 million, or $0.03 per share, compared to a net loss of $9.6 million, or $0.10 per share, in the prior fiscal year second quarter. Adjusted EBITDA in the second quarter of fiscal 2025 was $9.6 million, compared to $2.0 million in the prior fiscal year second quarter.

Gross product orders in the second quarter of fiscal 2025 decreased to $76.8 million from $93.9 million in the prior fiscal year second quarter. The book to bill ratio was 1.3 in the second quarter of fiscal 2025, compared to a book to bill ratio of 1.8 in the prior fiscal year second quarter. Order backlog as of December 31, 2024 was $463.1 million, which is approximately 6 percent lower than at the end of the prior fiscal year second quarter.

Cash, cash equivalents, and short-term restricted cash were $64.0 million as of December 31, 2024, an increase of $4.3 million from September 30, 2024 and a $5.0 million decrease from June 30, 2024.

Fiscal Six Months Results

Total net revenue in the first six months of fiscal 2025 increased to $217.7 million, or an increase of 3 percent, from $211.1 million in the prior fiscal year period. Product revenue in the six months of fiscal 2025 increased to $109.6 million, or an increase of 4 percent, from $104.9 million in the prior fiscal year period. Service revenue in the first six months of fiscal 2025 increased to $108.2 million, or an increase of 2%, from $106.2 million in the prior fiscal year period.

Total gross profit in the first six months of fiscal 2025 increased to $76.4 million, or 35.1 percent of total net revenue, as compared to total gross profit of $75.4 million, or 35.7 percent of total net revenue, in the prior fiscal year period.

Operating expenses in the first six months of fiscal 2025 decreased to $73.8 million, or a decrease of 4 percent, from $77.1 million in the prior fiscal year period.

Net loss in the first six months of fiscal 2025 was $1.4 million, or $0.01 per share, compared to a net loss of $12.6 million, or $0.13 per share, in the prior fiscal year period. Adjusted EBITDA in the first six months of fiscal 2025 was $12.8 million, compared to $8.5 million in the prior fiscal year period.

Gross product orders in the first six months of fiscal 2025 decreased to $132.1 million from $157.6 million in the prior fiscal year period. The book to bill ratio was 1.2 in the first six months of fiscal 2025, compared to a book to bill ratio of 1.5 in the same period in the prior fiscal year second quarter.

Fiscal Year 2025 Financial Guidance

The Company is raising guidance for fiscal year 2025 as follows:

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Total revenue is expected in the range of $463 million to $475 million.
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Adjusted EBITDA is expected in the range of $28.5 million to $31.0 million.

The Company’s guidance assumes minimal tariff impact and that the U.S. market will begin its recovery in the second half of fiscal 2025. Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation, interest expense, and provision for income taxes. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the first quarter of fiscal 2025 as well as recent corporate developments. Conference call dial-in information is as follows:

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U.S. callers: (833) 316-0563
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International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 8496951. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the third quarter of fiscal 2025.

Use of Non-GAAP Financial Measures

Accuray reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, Accuray uses certain non-GAAP financial measures, such as adjusted EBITDA.

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation, and ERP and ERP related expenditures. (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's guidance and future results of operations, including expectations regarding: total revenue and adjusted EBITDA; the company’s ability to execute on its strategies, invest on innovations and provide customers with products that enables them to elevate cancer care; the company's ability to benefit from advances in long-term growth and profitability drivers; the company’s ability to navigate supply chain, logistics, macroeconomic, and foreign exchange challenges; the company's ability to deliver on its strategic growth agenda and fiscal 2025 plans, ability to progress against long-term strategic goals, and ability to continue adoption and expansion of access of its technologies; the company’s ability to execute on margin and profitability expansion initiatives; expectations regarding commercial strategy and execution as well as growth opportunities; expectations regarding the company’s China joint venture and the Tomo® C System; expectations related to the amount and timing of realizing deferred margin from the company’s China joint venture; expectations with respect to strategic partnerships and collaborations; expectations related to the markets and regions in which the company operates and its ability to gain share in those markets and regions; expectations regarding new product introductions and innovations, and related regulatory submissions and approvals, including with respect to the Accuray HelixTM platform, and their effect on use and adoption of the company's products; expectations regarding orders and service business growth as well as revenue, margin and adjusted EBITDA growth; expectations regarding backlog; expectations regarding the company's capital structure and refinancing needs; expectations regarding the company’s addressable market; and the company’s ability to advance patient care and offer value to its customer. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2024, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426
aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Net revenue:
Products	$61,189	$51,538	$109,558	$104,888
Services	54,985	55,700	108,161	106,242
Total net revenue	116,174	107,238	217,719	211,130
Cost of revenue:
Cost of products	34,553	34,333	67,014	70,032
Cost of services	39,729	37,003	74,344	65,703
Total cost of revenue	74,282	71,336	141,358	135,735
Gross profit	41,892	35,902	76,361	75,395
Operating expenses:
Research and development	13,644	15,281	25,760	29,294
Selling and marketing	11,114	11,361	22,796	21,605
General and administrative	12,427	13,224	25,247	26,247
Total operating expenses	37,185	39,866	73,803	77,146
Income (loss) from operations	4,707	(3,964)	2,558	(1,751)
Income (loss) from equity method investment, net	1,604	(427)	1,532	4
Interest expense	(2,883)	(2,922)	(5,838)	(5,844)
Other income (expense), net	(196)	(1,430)	1,651	(2,189)
Income (loss) before provision for income taxes	3,232	(8,743)	(97)	(9,780)
Provision for income taxes	695	878	1,320	2,810
Net income (loss)	$2,537	$(9,621)	$(1,417)	$(12,590)
Net income (loss) per share - basic	$0.03	$(0.10)	$(0.01)	$(0.13)
Net income (loss) per share - diluted	$0.02	$(0.10)	$(0.01)	$(0.13)
Weighted average common shares used in computing net income (loss) per share:
Basic	101,405	97,776	100,796	97,165
Diluted	103,746	97,776	100,796	97,165

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	June 30,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$62,584	$68,570
Restricted cash	1,433	485
Accounts receivable, net	87,275	92,001
Inventories, net	148,826	138,324
Prepaid expenses and other current assets	25,440	23,006
Deferred cost of revenue	333	850
Total current assets	325,891	323,236
Property and equipment, net	26,881	24,774
Investment in joint venture	12,837	9,826
Operating lease right-of-use assets, net	31,716	33,773
Goodwill	57,643	57,672
Long-term restricted cash	1,371	1,337
Other assets	22,043	18,009
Total assets	$478,382	$468,627
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$53,991	$50,020
Accrued compensation	19,350	17,128
Operating lease liabilities, current	7,518	6,218
Other accrued liabilities	27,987	28,508
Customer advances	12,959	13,988
Deferred revenue	72,088	71,649
Short-term debt	7,560	7,756
Total current liabilities	201,453	195,267
Operating lease liabilities, non-current	30,459	32,373
Long-term other liabilities	6,010	7,389
Deferred revenue, non-current	24,616	24,114
Long-term debt	167,953	164,400
Total liabilities	430,491	423,543
Stockholders' equity:
Common stock	103	100
Additional paid-in capital	572,287	566,887
Accumulated other comprehensive loss	(5,401)	(4,222)
Accumulated deficit	(519,098)	(517,681)
Total stockholders' equity	47,891	45,084
Total liabilities and stockholders' equity	$478,382	$468,627

Accuray Incorporated

Summary of Orders and Backlog

(in thousands, except book to bill ratio)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Gross orders	$76,762	$93,856	$132,127	$157,590
Net orders	55,639	54,606	85,295	86,346
Order backlog	463,056	492,100	463,056	492,100
Book to bill ratio (a)	1.3	1.8	1.2	1.5

(a) Book to bill ratio is defined as gross orders for the period divided by product revenue for the period.

Accuray Incorporated

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
GAAP net income (loss)	$2,537	$(9,621)	$(1,417)	$(12,590)
Depreciation and amortization (a)	1,513	1,546	2,977	2,797
Stock-based compensation	2,284	2,314	4,638	4,706
Interest expense, net (b)	2,605	2,713	5,257	5,341
Provision for income taxes	695	878	1,320	2,810
Restructuring charges	—	2,633	—	2,633
ERP and ERP related expenditures	—	1,545	—	2,815
Adjusted EBITDA	$9,634	$2,008	$12,775	$8,512

(a) Consists of depreciation on property and equipment and amortization of intangibles.

(b) Consists of interest expense net of interest income.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected GAAP Net Loss to Projected Adjusted EBITDA

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2025
	From	To
GAAP net loss	$(4,000)	$(1,500)
Depreciation and amortization (a)	6,500	6,500
Stock-based compensation	10,000	10,000
Interest expense, net (b)	13,000	13,000
Provision for income taxes	3,000	3,000
Adjusted EBITDA	$28,500	$31,000

(a) Consists of depreciation on property and equipment and amortization of intangibles.

(b) Consists of interest expense net of interest income.